UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2018

LINGERIE FIGHTING CHAMPIONSHIPS, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-8009362
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

6955 North Durango Drive, Suite 1115-129

Las Vegas, NV 89149

(Address of principal executive offices)

(702) 527-2942

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The EMA Note

On March 5, 2018, Lingerie Fighting Championships, Inc. (the “Company”) entered into a Securities Purchase Agreement (“EMA SPA”) with EMA Financial, LLC (the “Investor”), providing for the purchase of a Convertible Note in the aggregate principal amount of $30,000 (the “EMA Note”). The EMA Note bears an interest rate of 12%, and is due and payable on March 9, 2019. The EMA Note may be converted by the Investor at any time into shares of Company’s common stock at a price at the lower of the closing sale price of the Company’s stock on the OTC Markets on the trading day immediately preceding the closing day of the EMA Note, and 50% of either the lowest sale price of the Company’s common stock on the OTC Markets during the twenty five consecutive trading days including and immediately preceding the conversion date, or the closing bid price, whichever is lower.

The EMA Note is a debt obligations that is material to the Company. The EMA Note may be prepaid in accordance with the terms set forth in the EMA Note. The EMA Note also contain certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the SEC, and increases in the amount of the principal and interest rates under the EMA Note in the event of such defaults. In the event of default, at the option of the Investor and in the Investors’ sole discretion, the Investor may consider the EMA Note immediately due and payable.

The foregoing description of the terms of the EMA SPA and EMA Note does not purport to be complete and is qualified in its entirety by the complete text of the documents attached as, respectively, Exhibit 10.1, Exhibit 4.1, to this Current Report on Form 8-K.

The Auctus Note

On March 7, 2018, the Company entered into a Securities Purchase Agreement (“Auctus SPA”) with Auctus Fund, LLC. (the “Second Investor”), providing for the purchase of a Convertible Note in the aggregate principal amount of $30,000 (the “Auctus Note”). The Auctus Note bears an interest rate of 12%, and is due and payable on December 7, 2018. The Auctus Note may be converted by the Second Investor at any time into shares of Company’s common stock at a price equal to the lower of (i) 50% of the Trading Price (as defined below) during the twenty five consecutive trading days prior to the issue date and (ii) 50% of the Trading Price during the twenty five consecutive trading days prior to the conversion date. Trading Price is defined in the Auctus Note as the lesser of the (i) lowest trade price and (ii) closing bid price during the respective trading day.

The Auctus Note is a debt obligations that is material to the Company. The Auctus Note may be prepaid in accordance with the terms set forth in the Auctus Note. The Auctus Note also contain certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the SEC, and increases in the amount of the principal and interest rates under the Auctus Note in the event of such defaults. In the event of default, at the option of the Second Investor and in the Second Investor’s sole discretion, the Second Investor may consider the Auctus Note immediately due and payable.

The foregoing description of the terms of the Auctus SPA and Auctus Note does not purport to be complete and is qualified in its entirety by the complete text of the documents attached as, respectively, Exhibit 10.2, Exhibit 4.2, to this Current Report on Form 8-K.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Company issued the securities described under Item 1.01 in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. The Company’s reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only two recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipients of the securities were accredited investors.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit
4.1	Convertible Note dated March 5, 2018 by and between the Company and EMA Financial, LLC.
4.2	Convertible Note dated March 7, 2018 by and between the Company and Auctus Fund, LLC.
10.1	Securities Purchase Agreement dated March 5, 2018 by and between the Company and EMA Financial, LLC.
10.2	Securities Purchase Agreement dated March 7, 2018 by and between the Company and Auctus Fund, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINGERIE FIGHTING CHAMPIONSHIPS, INC.

Date: March 12, 2018	By:	/s/ Shaun Donnelly
	Name:	Shaun Donnelly
	Title:	Chief Executive Officer

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